EXHIBIT 10.5

LOAN AND SECURITY MODIFICATION AGREEMENT

This Loan and Security Modification Agreement is entered into as of March 21, 2019, by and among SHARPSPRING, INC. (“Parent”), SHARPSPRING TECHNOLOGIES, INC. (“SharpSpring Technologies and, together with Parent, individually and collectively, jointly and severally, “Borrower” and, collectively, “Borrowers”, as the context requires) and WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”).

1.
DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated March 21, 2016, by and between Borrower and Bank (as may be amended from time to time, the “Loan and Security Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan and Security Agreement.

2.
ACKNOWLEDGMENT OF MERGER. Borrower has informed Bank that, in accordance with Section 7.3 of the Loan and Security Agreement, Quattro has merged with Parent by filing a Certificate of Ownership and Merger with the Delaware Secretary of State on October 15, 2018, whereby Parent is the surviving entity.

3.
MODIFICATIONS TO LOAN AND SECURITY AGREEMENT.

A.
All references to the term “Borrower” in the Loan and Security Agreement and the other Loan Documents shall be deemed, and each such reference is amended to mean, Parent and SharpSpring Technologies, individually or collectively, as the context may require.

B.
The definition of Cash Management Sublimit set forth in Section 1.1 of the Loan and Security Agreement is amended to delete the reference to “Four Hundred Thousand Dollars ($400,000)” and to substitute “Six Hundred Thousand Dollars ($600,000)” in lieu thereof.

C.
Section 6.9(c) of the Loan and Security Agreement is amended and restated in its entirety to read as follows:

“(c)                      Minimum Adjusted EBITDA. Parent’s and its Subsidiaries’ quarterly Adjusted EBITDA shall be at least 75% of its projected Adjusted EBITDA for such period as set forth in Borrower’s Financial Plan if Borrowers’ projected Adjusted EBITDA is above zero for such period, or at least 125% of its projected Adjusted EBITDA for such period as set forth in Borrowers’ Financial Plan if Borrowers’ projected Adjusted EBITDA is below zero for such period. Based on Borrowers’ Financial Plan for 2019 provided by Borrowers which has been deemed acceptable by Bank, the maximum Adjusted EBITDA loss for the quarters listed below are set forth below:

Quarter Ending	Maximum Adjusted EBITDA Loss
March 31, 2019	($3,061,000)
June 30, 2019	($2,702,000)
September 30, 2019	($2,190,000)
December 31, 2019	($1,618,000)”

D.
Exhibit D to the Loan and Security Agreement is deleted in its entirety and replaced with Exhibit D attached hereto.

4.
CONSISTENT CHANGES. The Loan Documents are each hereby amended wherever and to the extent necessary to reflect the changes described above.

5.
NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Loan Documents. Each of Borrower and its affiliates (each, a “Releasing Party”) acknowledges that Bank would not enter into this Loan and Security Modification Agreement without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Loan and Security Modification Agreement, each Releasing Party releases Bank, and each of Bank’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan and Security Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Loan and Security Modification Agreement and the other Loan Documents, as modified by this Loan and Security Modification Agreement, and/or Bank’s actions to exercise any remedy available under the Loan Documents, as modified by this Loan and Security Modification Agreement, or otherwise.

6.
CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Loan Documents, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents. Borrower represents and warrants that the representations and warranties contained in the Loan and Security Agreement are true and correct in all material respects as of the date of this Loan and Security Modification Agreement, and that no Event of Default has occurred and is continuing. Except as expressly modified pursuant to this Loan and Security Modification Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Loan Documents pursuant to this Loan and Security Modification Agreement in no way shall obligate Bank to make any future modifications to the Loan Documents. Nothing in this Loan and Security Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of the Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan and Security Modification Agreement. The terms of this paragraph shall apply not only to this Loan and Security Modification Agreement, but also to any subsequent loan and security modification agreements.

7.
CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION. This Loan and Security Modification Agreement constitutes a “Loan Document” as defined and set forth in the Loan and Security Agreement, and is subject to Sections 11 and 12 of the Loan and Security Agreement, which are incorporated by reference herein.

8.
NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

9.
CONDITIONS PRECEDENT. As a condition to the effectiveness of this Loan and Security Modification Agreement, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)
corporate resolutions and incumbency certificates duly executed by each Borrower; and

(b)
such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

10.
COUNTERSIGNATURE. This Loan and Security Modification Agreement shall become effective only when executed by Bank and Borrower.

[Signature Page Follows]

BORROWER:		BANK:

SHARPSPRING, INC.		WESTERN ALLIANCE BANK, an Arizona corporation

By:	/s/ Bradley Stanczak	By:	/s/ Dan Wagner
Name:	Bradley Stanczak	Name:	Dan Wagner
Title	Chief Financial Officer	Title:	AVP

SHARPSPRING TECHNOLOGIES, INC.

By:	/s/ Bradley Stanczak
Name:	Bradley Stanczak
Title:	Chief Financial Officer

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:
WESTERN ALLIANCE BANK, an Arizona corporation

FROM:
SHARPSPRING, INC. and SHARPSPRING TECHNOLOGIES, INC.

The undersigned authorized officer of SHARPSPRING, INC., on behalf of itself and all other Borrowers, hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) each Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

A/R & A/P Agings	Monthly within 30 days		Yes	No
Borrowing Base Certificate	Monthly within 30 days		Yes	No
Monthly Recurring Revenue Report for prior 12 months	Monthly within 30 days		Yes	No
Monthly consolidated financial statements	Monthly within 30 days		Yes	No
Monthly consolidating financial statements Compliance Certificate	Monthly within 30 days Monthly within 30 days		Yes Yes	No No
Annual audited financial statements Annual operating budget, sales projections and operating plans approved by board of directors	FYE within 180 days Annually no later than 60 days following the beginning of each fiscal year or board approval		Yes Yes	No No

A/R and Collateral Audit	Initial and Annual		Yes	No

Deposit balances with Bank	$ ___________________
Deposit balance outside Bank	$ ___________________

Financial Covenant	Required	Actual	Complies

Minimum Cash at Bank + Availability on Revolving Facility	$1,500,000	$_____	Yes	No
Minimum MRR Retention Rate (monthly) Negative deviation not to exceed 25% of Financial Plan	At least 90%	______%	Yes	No
Minimum Adjusted EBITDA (Quarterly)	3/31/19 ($3,061,000) 6/30/19 ($2,702,000) 9/30/19 ($2,190,000) 12/31/19 ($1,618,000)	$_____	Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

___________________________________________	Verified:
SIGNATURE	AUTHORIZED SIGNER

___________________________________________	Date:
TITLE
	Compliance Status	Yes No
___________________________________________
DATE